Exhibit 99.1
Perimeter Solutions Reports Second Quarter 2023 Financial Results
August 3, 2023
Fire Safety results down YoY, though significantly outperform the 70% YTD decline in U.S. acres burned ex-Alaska
International retardant markets, and global Suppressants business, continue their strong performance
Specialty Products fundamentals solid despite a continued weak end-market
Over $26 million in share repurchases in Q2 2023
Clayton, Missouri, August 3, 2023 – Perimeter Solutions, SA (NYSE: PRM) ("Perimeter" or the "Company"), a leading provider of mission-critical firefighting products and services, as well as high-quality specialty chemicals, today reported financial results for its second quarter ended June 30, 2023.
Second Quarter 2023 Results
•Net sales decreased 25% to $76.1 million in the second quarter, as compared to $101.0 million in the prior-year quarter.
•Fire Safety sales decreased 20% to $53.1 million, as compared to $66.6 million in the prior-year quarter.
•Specialty Products sales decreased 33% to $23.0 million, as compared to $34.4 million in the prior-year quarter.
•Net income during the second quarter was $52.0 million, or $0.31 per diluted share, an increase of $43.1 million from $8.9 million, or $0.05 per diluted share in the prior year quarter.
•Adjusted EBITDA decreased 41% to $21.0 million in the second quarter, as compared to $35.7 million in the prior-year quarter.
•Fire Safety Adjusted EBITDA decreased 32% to $16.5 million, as compared to $24.2 million in the prior-year quarter.
•Specialty Products Adjusted EBITDA decreased 61% to $4.5 million, as compared to $11.5 million in the prior-year quarter.
Year-to-Date 2023 Results
•Net sales decreased 24% to $120.0 million during the year-to-date period, as compared to $158.7 million in the prior-year period.
•Fire Safety sales decreased 15% to $71.9 million, as compared to $85.0 million in the prior year period.
•Specialty Products sales decreased 35% to $48.1 million, as compared to $73.7 million in the prior year period.
•Net income during the year-to-date period was $61.4 million, or $0.36 per diluted share, an increase of $15.6 million from $45.9 million, or $0.26 per diluted share in the prior year period.
•Adjusted EBITDA decreased 49% to $24.1 million in the year-to-date period, as compared to $47.7 million in the prior year period.
•Fire Safety Adjusted EBITDA decreased 37% to $13.2 million, as compared to $20.9 million in the prior year period.
•Specialty Products Adjusted EBITDA decreased 59% to $10.9 million, as compared to $26.8 million in the prior year period.
CEO Haitham Khouri commented: "Our key end-markets, in both our Fire Safety and Specialty Products businesses, were slow in the second quarter. Both our businesses significantly outperformed their end-markets, however, due primarily to successful implementation of our value-driver initiatives. We’re particularly pleased with the continued strong results in our global suppressants businesses, as well as in our international retardant markets."

Conference Call and Webcast
As previously announced, Perimeter Solutions management will hold a conference call at 8:30 a.m. ET on Thursday, August 3, 2023 to discuss financial results for the second quarter 2023. The conference call can be accessed by dialing (877) 407-9764 (toll-free) or (201) 689-8551 (toll).
The conference call will also be webcast simultaneously on Perimeter's website (https://ir.perimeter-solutions.com), accessed under the Investor Relations page. The webcast link will be made available on the Company's website prior to the start of the call; go to the investor relations page of our website to the News & Events menu and click on "Events & Presentations."
A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website to the News & Events menu and click on "Events & Presentations."
Following the live webcast, a replay will be available on the Company's website. A telephonic replay will also be available approximately two hours after the call and can be accessed by dialing (877) 660-6853 (toll-free) or (201) 612-7415 (toll). The telephonic replay will be available until September 2, 2023.
About Perimeter Solutions
Perimeter Solutions is a leading global solutions provider, providing high-quality firefighting products and specialty chemicals. The Company's business is organized and managed in two reporting segments: Fire Safety and Specialty Products.
The Fire Safety business consists of formulating, manufacture and sale of fire retardants and firefighting foams that assist in combating various types of fires, including wildland, structural, flammable liquids and others. Our Fire Safety business also offers specialized equipment and services, typically in conjunction with our fire management products, to support our customers' firefighting operations. Our specialized equipment includes airbase retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; mobile foam equipment; and equipment that we custom design and manufacture to meet specific customer needs. Our service network can meet the emergency resupply needs of over 150 air tanker bases in North America, as well as many other customer locations in North America and internationally. The segment is built on the premise of superior technology, exceptional responsiveness to our customers' needs, and a "never-fail" service network. The segment sells products to government agencies and commercial customers around the world.
The Specialty Products business produces and sells high quality Phosphorus Pentasulfide ("P2S5") primarily used in the preparation of specialty chemicals, including a family of compounds called Zinc Dialkyldithiophosphates (“ZDDP”) that provide critical anti-wear protection to engine components. P2S5 is also used in pesticide and mining chemicals applications.
Forward-looking Information
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although Perimeter believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Perimeter's actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including the risk factors described from time to time by us in our filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 1, 2023. Shareholders, potential investors and other readers should consider these factors carefully in evaluating the forward-looking statements.
Any forward-looking statement made by Perimeter in this press release speaks only as of the date on which it is made. Perimeter undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
SOURCE: Perimeter Solutions, SA.
CONTACT: ir@perimeter-solutions.com

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Net sales	$76,137	$100,965	$119,995	$158,723
Cost of goods sold	44,140	72,050	75,152	113,393
Gross profit	31,997	28,915	44,843	45,330
Operating expenses:
Selling, general and administrative expense	14,897	19,679	25,362	38,833
Amortization expense	13,771	13,802	27,534	27,657
Founders advisory fees - related party	(60,026)	(20,465)	(84,262)	(80,313)
Other operating expense	8	260	10	456
Total operating expenses	(31,350)	13,276	(31,356)	(13,367)
Operating income	63,347	15,639	76,199	58,697
Other expense (income):
Interest expense, net	10,344	12,142	20,490	22,638
Loss (gain) on contingent earn-out	146	(9,398)	392	(9,398)
Unrealized foreign currency loss (gain)	93	3,156	(628)	4,036
Other expense (income), net	17	(200)	89	(35)
Total other expense, net	10,600	5,700	20,343	17,241
Income before income taxes	52,747	9,939	55,856	41,456
Income tax (expense) benefit	(733)	(1,012)	5,589	4,434
Net income	52,014	8,927	61,445	45,890
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	2,215	(16,371)	3,808	(16,245)
Total comprehensive income (loss)	$54,229	$(7,444)	$65,253	$29,645
Earnings per share:
Basic	$0.33	$0.05	$0.39	$0.28
Diluted	$0.31	$0.05	$0.36	$0.26
Weighted average number of ordinary shares outstanding:
Basic	156,525,006	162,917,478	157,109,418	161,591,704
Diluted	168,310,311	177,059,844	168,894,723	175,734,070

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2023	December 31, 2022
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$22,118	$126,750
Accounts receivable, net	62,635	26,646
Inventories	163,122	142,961
Income tax receivable	3,415	214
Prepaid expenses and other current assets	10,721	11,951
Total current assets	262,011	308,522
Property, plant, and equipment, net	58,844	58,846
Operating lease right-of-use assets	14,946	18,582
Finance lease right-of-use assets, net	4,811	—
Goodwill	1,033,642	1,031,460
Customer lists, net	692,965	710,329
Technology and patents, net	227,169	232,818
Tradenames, net	91,986	94,293
Other assets	1,542	1,766
Total assets	$2,387,916	$2,456,616
Liabilities and Shareholders Equity
Current liabilities:
Accounts payable	$32,174	$36,794
Accrued expenses and other current liabilities	24,655	32,705
Founders advisory fees payable - related party	6,945	4,655
Deferred revenue	2,653	—
Total current liabilities	66,427	74,154
Long-term debt	665,879	665,280
Operating lease liabilities, net of current portion	12,655	15,484
Finance lease liabilities, net of current portion	4,349	—
Deferred income taxes	267,722	278,270
Founders advisory fees payable - related party	79,511	170,718
Redeemable preferred shares	103,775	101,279
Redeemable preferred shares - related party	2,751	3,209
Other non-current liabilities	9,785	9,322
Total liabilities	1,212,854	1,317,716
Commitments and contingencies
Shareholders' equity:
Ordinary shares, $1 nominal value per share; 4,000,000,000 shares authorized; 165,066,195 and 163,234,542 shares issued; 154,520,833 and 156,797,806 shares outstanding at June 30, 2023 and December 31, 2022, respectively	165,067	163,235
Treasury shares, at cost; 10,545,362 and 6,436,736 shares at June 30, 2023 and December 31, 2022, respectively	(76,553)	(49,341)
Additional paid-in capital	1,695,070	1,698,781
Accumulated other comprehensive loss	(21,663)	(25,471)
Accumulated deficit	(586,859)	(648,304)
Total shareholders' equity	1,175,062	1,138,900
Total liabilities and shareholders' equity	$2,387,916	$2,456,616

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Cash flows from operating activities:
Net income	$61,445	$45,890
Adjustments to reconcile net income to net cash used in operating activities:
Founders advisory fees - related party (change in accounting fair value)	(84,262)	(80,313)
Depreciation and amortization expense	32,217	33,086
Interest and payment-in-kind on preferred shares	3,396	3,268
Share-based compensation	(1,879)	8,396
Non-cash lease expense	2,271	2,642
Deferred income taxes	(11,076)	(129)
Amortization of deferred financing costs	824	793
Amortization of acquisition related inventory step-up	—	24,138
Loss (gain) on contingent earn-out	392	(9,398)
Unrealized (gain) loss on foreign currency	(628)	4,036
Loss on disposal of assets	20	9
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(35,640)	(44,477)
Inventories	(19,963)	(41,431)
Prepaid expenses	1,260	7,301
Accounts payable	(4,744)	15,834
Deferred revenue	2,653	4,991
Income taxes payable, net	(10,479)	(10,872)
Accrued expenses and other current liabilities	(1,805)	3,050
Founders advisory fees - related party (cash settled)	(4,655)	(53,547)
Operating lease liabilities	(2,263)	(2,511)
Finance lease liabilities	(67)	—
Other liabilities	47	(107)
Net cash used in operating activities	(72,936)	(89,351)
Cash flows from investing activities:
Purchase of property and equipment	(4,375)	(4,006)
Purchase price adjustment under Business Combination Agreement	—	(1,638)
Net cash used in investing activities	(4,375)	(5,644)
Cash flows from financing activities:
Ordinary shares repurchased	(27,212)	(5,008)
Proceeds from exercise of warrants	—	529
Principal payments on finance lease obligations	(103)	—
Net cash used in financing activities	(27,315)	(4,479)
Effect of foreign currency on cash and cash equivalents	(6)	(578)
Net change in cash and cash equivalents	(104,632)	(100,052)
Cash and cash equivalents, beginning of period	126,750	225,554
Cash and cash equivalents, end of period	$22,118	$125,502
Supplemental disclosures of cash flow information:
Cash paid for interest	$17,153	$17,919
Cash paid for income taxes	$18,317	$6,572
Non-cash investing and financing activities:
Liability portion of founders advisory fees - related party reclassified to additional paid in capital	$—	$13,783

Non-GAAP Financial Metrics
Adjusted EBITDA
The computation of Adjusted EBITDA is defined as net income plus income tax expense, net interest and other financing expenses, and depreciation and amortization, adjusted on a consistent basis for certain non-recurring, unusual or non-operational items in a balanced manner. These items include (i) expenses related to the Business Combination, (ii) founder advisory fee expenses, (iii) stock compensation expense, (iv) non-cash impact of purchase accounting on the cost of inventory sold and (v) unrealized foreign currency loss (gain). To supplement the Company's condensed consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of Adjusted EBITDA, which is a non-U.S.GAAP measure used by the Company's management and by external users of Perimeter’s financial statements, such as investors, commercial banks and others, to assess the Company's operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP (in thousands).

(Unaudited)	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Income before income taxes	$52,747	$9,939	$55,856	$41,456
Depreciation and amortization	16,130	16,715	32,217	33,086
Interest and financing expense	10,344	12,142	20,490	22,638
Founders advisory fees - related party	(60,026)	(20,465)	(84,262)	(80,313)
Non-recurring expenses [1]	361	2,144	1,920	3,620
Share-based compensation expense	1,195	3,433	(1,879)	8,396
Non-cash purchase accounting impact [2]	—	18,016	—	24,138
Loss (gain) on contingent earn-out	146	(9,398)	392	(9,398)
Unrealized foreign currency loss (gain)	93	3,156	(628)	4,036
Adjusted EBITDA	$20,990	$35,682	$24,106	$47,659
Net sales	$76,137	$100,965	$119,995	$158,723
____________________

(1)Adjustment to reflect non-recurring expenses; severance costs and fees related to internal audit support.
(2)Represents the non-cash impact of purchase accounting on the cost of inventory sold in connection with the business combination with Perimeter Solutions. The inventory acquired received a purchase accounting step-up in basis, which is a non-cash adjustment to the cost.